UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 15, 2016

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number  –  001-10852

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Poydras Street, Suite 1850	New Orleans, LA	70130
(Address of principal executive offices)		(Zip Code)

(504) 249-6088
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure.

Monthly Operating Report

On December 15, 2016, the Company filed a Monthly Operating Report for the month of November 2016 with the Bankruptcy Court.  The Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance on the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by an independent registered public accounting firm and was not prepared in accordance with generally accepted accounting principles in the United States. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and remains subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or may present such information differently from the presentation of information in Exchange Act reports. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Exchange Act reports, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its Exchange Act reports. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Note Regarding the Company’s Equity Securities

The Company’s proposed Plan of Reorganization provides that the Company’s existing common stock and preferred stock will be cancelled and the existing holders will not receive any distribution.  If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan of reorganization can be confirmed notwithstanding its rejection by the Company’s equity securityholders and notwithstanding the fact that such equity securityholders do not receive or retain any property on account of their equity interests under the plan.

The Company cautions that trading in the Company’s common stock and preferred stock during the pendency of the Chapter 11 case is highly speculative and poses substantial risks.  Even though the Company’s common stock and preferred stock continues to be quoted on the OTC Pink Marketplace, it has no underlying asset value under the proposed Plan of Reorganization. The Company’s stockholders should not view the trading activity of its common stock or preferred stock on the OTC Pink Marketplace or any other market or trading platform as being indicative of the recovery the Company’s stockholders will receive, if any, in the Chapter 11 case.

Exchange Act Reports

The Company has suspended the filing of its regular periodic reports on Form 10-K and Form 10-Q with the SEC.  The Company, however, intends to furnish copies of the Monthly Operating Reports that are required to be submitted to the Bankruptcy Court under cover of Current Reports on Form 8-K and to continue to file Forms 8-K disclosing material developments concerning the Company.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Monthly Operating Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

By:	/s/ Manuel G. Estrada
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:    December 30, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report